                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, DC  20549

                                       FORM 8-K


                               CURRENT REPORT PURSUANT
                            TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES AND EXCHANGE ACT OF 1934

           Date of report (Date of Earliest Event Reported): March 15, 1999

                               PRECISION SYSTEMS, INC.
               --------------------------------------------------------
                (Exact name of registrant as specified in its charter)

                                       DELAWARE
               --------------------------------------------------------
                    (State or Other Jurisdiction of Incorporation)

                      000-20068                       41-1425909
               -----------------------         ------------------------
               (Commission File No. )              (I.R.S. Employer
                                                 Identification No.)

                                11800 30th Court North
                               St. Petersburg, Florida
               --------------------------------------------------------
                       (Address of principal executive offices)

                                        33716
               --------------------------------------------------------
                                      (Zip Code)

                                    (727) 572-9300
               --------------------------------------------------------
                 (Registrant's telephone number, including area code)


      Item 1 Change in Control of Registrant

           On March 15, 1999, Precision Systems, Inc. (the "Company") entered into a definitive agreement (the "Agreement") with Anschutz Digital Media, Inc. ("Anschutz"). At the time of the execution of the Agreement, Anschutz did not own any capital stock of the Company. Under the terms of the Agreement, which was initially proposed on February 17, 1999, Anschutz would acquire all of the outstanding common stock of the Company in a transaction wherein the Company would be merged with a subsidiary of Anschutz, and holders of the Company's common stock would receive $1.00 per share in cash. The Agreement further contemplates that all debt to the Company's shareholders will be repaid, and the Company's preferred stock will be canceled for an amount equal to its liquidation preference, plus accrued dividends and interest thereon. The Agreement also provides the Company with a line-of-credit with available borrowings of $1,250,000 to be extended by Anschutz. Such transaction is subject to shareholder and certain antitrust and regulatory approvals and other customary conditions.

           On March 16, 1999, Anschutz purchased all of the common and preferred stock of the Company previously held by RMS Limited Partnership, a company controlled by Roy M. Speer. As a result of this transaction, Anschutz owns 2,415,945 shares (13.57 percent) of the Company's outstanding common stock, 10,000 shares (100 percent) of the Company's outstanding Series A Preferred Stock, 1,500 shares (33 1/3 percent) of the Company's outstanding Series B Preferred Stock, Warrants to purchase up to 425,000 shares of the Company's common stock, a promissory note issued by the Company in the principal amount of $2,000,000 and promissory notes evidencing a line of credit extended to the Company in the principal amount of $5,000,000.

      Exhibits

           Exhibit No.    Description
           -----------    -----------

               99.1       Press release dated March 16, 1999

               99.2       Agreement and Plan of Merger
                            dated March 15, 1999


                                      Signatures


      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    Precision Systems, Inc.


                                    By: /s/ Kenneth M. Clinebell
                                        ------------------------
                                        Kenneth M. Clinebell
                                        Interim President and
                                        Chief Financial Officer



      Date: March 30, 1999


                                                                   EXHIBIT 99.1

      FOR IMMEDIATE RELEASE

      Contacts: Kenneth M. Clinebell, Chief Financial Officer
                 (727) 572-9300 ext. 3210
                Paula N. Burk, Corporate Marketing Manager
                 (727) 572-9300 ext. 3189

                  PRECISION SYSTEMS, INC. SIGNS DEFINITIVE AGREEMENT
                          WITH ANSCHUTZ DIGITAL MEDIA, INC.

           St.  Petersburg,  FL, March  16,  1999     Precision  Systems,  Inc.
      (Nasdaq: PSYS) today announced that its Board of Directors has unanimously approved and the Company has entered into a definitive merger agreement ("agreement") with Anschutz Digital Media, Inc. ("Anschutz"). Under the terms of the agreement, which was initially proposed on February 17, 1999, Anschutz would acquire all of the outstanding common stock of Precision Systems, Inc. ("Precision") in a transaction wherein Precision would be merged with a subsidiary of Anschutz, and holders of Precision's common stock would receive $1.00 per share in cash.

           The agreement further contemplates that all debt to the Company's shareholders will be repaid and the Company's preferred stock will be canceled for an amount equal to its liquidation preference, plus accrued dividends and interest thereon. The agreement also provides the Company with a line-of-credit with available borrowings of $1,250,000 to be extended by Anschutz. The transaction is subject to shareholder and certain antitrust and regulatory approvals and other customary conditions.

           Precision Systems, Inc. is a global company that, together with is subsidiaries, Vicorp N.V. and BFD Productions, Inc., delivers telecommunications solutions to service providers and corporations. Vicorp's software and hardware products support enhanced calling and prepaid services, toll-free services, and advanced call center applications. BFD Productions is a service bureau specializing in audiotext and Internet applications. Headquartered in St. Petersburg, FL
      (USA), Precision Systems meets the needs of its customers in more than 30 countries.

           Anschutz is an affiliate of the Anschutz Company whose operating divisions and wholly-owned subsidiaries engage in telecommunications, natural resources, transportation, real estate and sports entertainment businesses.

      "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The transaction proposed by Anschutz Digital Media, Inc. or the possibility of any other strategic alternative is subject to many risks and uncertainties and may never materialize. The Company assumes no obligation to update the information in this release.


                                                                   EXHIBIT 99.2



                             AGREEMENT AND PLAN OF MERGER

                                        among

                            ANSCHUTZ DIGITAL MEDIA, INC.,

                                PS ACQUISITIONS, INC.

                                         and

                               PRECISION SYSTEMS, INC.

                              Dated as of March 15, 1999


                                  TABLE OF CONTENTS

                                                                           Page

      ARTICLE I - THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . 1
           Section 1.1  The Merger  . . . . . . . . . . . . . . . . . . . . . 1
           Section 1.2  Closing . . . . . . . . . . . . . . . . . . . . . . . 1
           Section 1.3  Effective Time  . . . . . . . . . . . . . . . . . . . 1
           Section 1.4  Effects of the Merger . . . . . . . . . . . . . . . . 2
           Section 1.5  Certificate of Incorporation and Bylaws . . . . . . . 2
           Section 1.6  Directors; Officers . . . . . . . . . . . . . . . . . 2

      ARTICLE II - EFFECT OF THE MERGER ON THE STOCK OF
      THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES  . . . . . . . . 2
           Section 2.1  Conversion of Securities  . . . . . . . . . . . . . . 2
           Section 2.2  Exchange of Certificates  . . . . . . . . . . . . . . 4
           Section 2.3  Stock Transfer Books  . . . . . . . . . . . . . . . . 6
           Section 2.4  Appraisal Rights  . . . . . . . . . . . . . . . . . . 6

       ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . . 6
           Section 3.1  Organization, Qualification, Etc. . . . . . . . . . . 7
           Section 3.2  Capital Stock.  . . . . . . . . . . . . . . . . . . . 8
           Section 3.3  Corporate Authority; No Violation . . . . . . . . . . 8
           Section 3.4  Reports and Financial Statements  . . . . . . . . . . 9
           Section 3.5  No Undisclosed Liabilities  . . . . . . . . . . . .  10
           Section 3.6  Compliance with Laws  . . . . . . . . . . . . . . .  10
           Section 3.7  Environmental Laws  . . . . . . . . . . . . . . . .  11
           Section 3.8  Employee Benefit Plans  . . . . . . . . . . . . . .  12
           Section 3.9  Absence of Certain Changes or Events  . . . . . . .  14
           Section 3.10 Litigation  . . . . . . . . . . . . . . . . . . . .  15
           Section 3.11 Contracts . . . . . . . . . . . . . . . . . . . . .  15
           Section 3.12 Labor Matters . . . . . . . . . . . . . . . . . . .  15
           Section 3.13 Tax Matters . . . . . . . . . . . . . . . . . . . .  15
           Section 3.14 Opinion of Financial Advisor  . . . . . . . . . . .  17
           Section 3.15 Takeover Laws . . . . . . . . . . . . . . . . . . .  17
           Section 3.16 Required Vote of the Company Shareholders . . . . .  17
           Section 3.17 Finders or Brokers  . . . . . . . . . . . . . . . .  17
           Section 3.18 Related Party Transactions  . . . . . . . . . . . .  17
           Section 3.19 Year 2000 . . . . . . . . . . . . . . . . . . . . .  18
           Section 3.20 Telecom Licenses; Operations of Licensed Facilities  18
           Section 3.21 Information Supplied  . . . . . . . . . . . . . . .  18
           Section 3.22 Property  . . . . . . . . . . . . . . . . . . . . .  18




      ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF
      PARENT AND MERGERSUB  . . . . . . . . . . . . . . . . . . . . . . . .  19
           Section 4.1  Organization, Qualification, Etc. . . . . . . . . .  19
           Section 4.2  Corporate Authority; No Violation . . . . . . . . .  19
           Section 4.3  Finders or Brokers  . . . . . . . . . . . . . . . .  20
           Section 4.4  Financing . . . . . . . . . . . . . . . . . . . . .  20

      ARTICLE V - COVENANTS AND AGREEMENTS  . . . . . . . . . . . . . . . .  21
           Section 5.1  Conduct of Business by the Company  . . . . . . . .  21
           Section 5.2  Investigation . . . . . . . . . . . . . . . . . . .  22
           Section 5.3  Stockholder Approval; Filings . . . . . . . . . . .  23
           Section 5.4  Additional Reports  . . . . . . . . . . . . . . . .  24
           Section 5.5  Reasonable Best Efforts . . . . . . . . . . . . . .  24
           Section 5.6  Takeover Statutes . . . . . . . . . . . . . . . . .  25
           Section 5.7  No Solicitation . . . . . . . . . . . . . . . . . .  25
           Section 5.8  Public Announcements  . . . . . . . . . . . . . . .  26
           Section 5.9  Indemnification and Insurance . . . . . . . . . . .  27
           Section 5.10 Notification of Certain Matters . . . . . . . . . .  27
           Section 5.11 Employee Plans and Benefit Arrangements . . . . . .  28
           Section 5.12 Speer Financing . . . . . . . . . . . . . . . . . .  28
           Section 5.13 Delivery of Final Audited Financials  . . . . . . .  29
           Section 5.14 Modification of Merger Structure  . . . . . . . . .  29

      ARTICLE VI - CONDITIONS TO THE MERGER . . . . . . . . . . . . . . . .  29
           Section 6.1  Conditions to Each Party's Obligation to
              Effect the Merger       . . . . . . . . . . . . . . . . . . .  29
           Section 6.2  Conditions to Obligations of the Company to
              Effect the Merger . . . . . . . . . . . . . . . . . . . . . .  30
           Section 6.3  Conditions to Obligations of Parent to
              Effect the Merger       . . . . . . . . . . . . . . . . . . .  30

       ARTICLE VII - TERMINATION, WAIVER, AMENDMENT AND CLOSING . . . . . .  31
           Section 7.1  Termination or Abandonment  . . . . . . . . . . . .  31
           Section 7.2  Effect of Termination . . . . . . . . . . . . . . .  32
           Section 7.3  Termination Payments  . . . . . . . . . . . . . . .  33














      ARTICLE VIII - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . .  34
           Section 8.1  No Survival of Representations and Warranties . . .  34
           Section 8.2  Expenses  . . . . . . . . . . . . . . . . . . . . .  35
           Section 8.3  Counterparts; Effectiveness . . . . . . . . . . . .  35
           Section 8.4  Governing Law . . . . . . . . . . . . . . . . . . .  35
           Section 8.5  Notices . . . . . . . . . . . . . . . . . . . . . .  35
           Section 8.6  Assignment; Binding Effect  . . . . . . . . . . . .  36
           Section 8.7  Severability  . . . . . . . . . . . . . . . . . . .  36
           Section 8.8  Enforcement of Agreement  . . . . . . . . . . . . .  37
           Section 8.9  Miscellaneous . . . . . . . . . . . . . . . . . . .  37
           Section 8.10 Headings  . . . . . . . . . . . . . . . . . . . . .  37
           Section 8.11 Certain Definitions . . . . . . . . . . . . . . . .  37
           Section 8.12 Knowledge . . . . . . . . . . . . . . . . . . . . .  37

































                             AGREEMENT AND PLAN OF MERGER

           THIS AGREEMENT AND PLAN OF MERGER, dated as of March 15, 1999 (this "Agreement"), is among Anschutz Digital Media, Inc., a Colorado corporation ("Parent"), PS Acquisitions, Inc., a Delaware corporation ("MERGERSUB"), and Precision Systems, Inc., a Delaware corporation (the "Company").

           WHEREAS, the respective Boards of Directors of Parent, MERGERSUB and the Company have approved and have declared advisable the merger of the Company with and into MERGERSUB (the "Merger"), upon the terms and subject to the conditions set forth herein, and have determined that the Merger and the other transactions contemplated hereby are in the best interests of their respective companies and shareholders; and

           WHEREAS,  the  parties  desire   to  make  certain  representations,
      warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

           NOW,  THEREFORE,  in   consideration  of   the  mutual   agreements,
      provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                      ARTICLE I

                                      THE MERGER

           Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), the Company shall be merged with and into MERGERSUB at the Effective Time (as defined in Section 1.3). Following the Effective Time, the separate corporate existence of the Company shall cease and MergerSub shall be the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company in accordance with the DGCL.

           Section 1.2 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., local time, at the offices of Hogan & Hartson L.L.P., 1200 Seventeenth Street, Suite 1500, Denver, Colorado on a date to be specified by the parties (the "Closing Date"), which shall be no later than the third business day after the first date that all of the conditions set forth in Sections 6.1(a) through (d) have been satisfied or waived, unless another place, time or date is agreed to by the parties hereto.















           Section 1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties (i) shall file with the Secretary of State for the State of Delaware (the "Delaware Secretary of State") a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and (ii) shall make all other filings or recordings required under the DGCL to effect the Merger. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Delaware Secretary of State in accordance with the DGCL, or at such subsequent date or time as Parent and the Company shall agree and specify in the Delaware Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

           Section 1.4    Effects  of the Merger.   The  Merger shall  have the
      effects set forth in Section 259 of the DGCL.

           Section 1.5    Certificate of Incorporation and Bylaws.

                (a) The certificate of incorporation of MergerSub, in the form attached hereto as Exhibit A, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended.

                (b) The bylaws of MergerSub, as in effect immediately prior to the Effective Time, which shall contain indemnification provisions no less favorable to directors and officers of the Company than the corresponding provisions in the Company's bylaws as of the date hereof, until thereafter changed or amended, shall be the bylaws of the Surviving Corporation.

           Section 1.6 Directors; Officers. The directors and officers of MergerSub at the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation until their respective successors are duly elected and qualified.

                                      ARTICLE II

                          EFFECT OF THE MERGER ON THE STOCK
              OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

           Section 2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of MergerSub, the Company or the holders of any of the following securities:
                (a) Each share of common stock of the Company, par value $0.01 per share (each a "Common Share"), each share of Series A Preferred Stock of the Company, par value $0.01 per share (each a "Series A Preferred Share"), and each share of Series B Preferred Stock of the Company, par value $0.01 per share (each "Series B Preferred Share" and, together with the Series A Preferred Shares, the "Preferred Shares"), held in the treasury of the Company and each such share or any warrant to obtain Common Shares of Company (the "Warrants") owned by Parent or any direct or indirect wholly owned Subsidiary (as defined in Section 8.11) of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.





                (b) Each issued and outstanding share of common stock, par value $.01 per share, of MergerSub immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation, and the Surviving Corporation shall be a wholly owned subsidiary of Parent.

                (c) Each Series A Preferred Share issued and outstanding immediately prior to the Effective Time (other than those canceled pursuant to Section 2.1(a)) shall be converted into the right to receive $580.00 per share plus all accumulated but unpaid dividends and any accrued interest on such unpaid dividends up to (but not beyond) the Effective Time (the "Series A Consideration"). All such Series A Preferred Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each stock certificate previously evidencing Series A Preferred Shares ("Series A Stock Certificates") immediately prior to the Effective Time shall thereafter represent the right to receive the Series A Consideration in accordance with this Article II. The holders of Series A Stock Certificates shall cease to have any rights with respect to the Series A Preferred Shares evidenced thereby except as otherwise provided herein or by Law (as defined in Section 3.6).

                (d) Each Series B Preferred Share issued and outstanding immediately prior to the Effective Time (other than those canceled pursuant to Section 2.1(a)) shall be converted into the right to receive $1,000.00 per share plus all accumulated but unpaid dividends and any accrued interest on such unpaid dividends up to (but not beyond) the Effective Time (the "Series B Consideration"). All such Series B Preferred Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each stock certificate previously evidencing Series B Preferred Shares ("Series B Stock Certificates") immediately prior to the Effective Time shall thereafter represent the right to receive the Series B Consideration in accordance with this Article II. The holders of Series B Stock
      Certificates shall cease to have any rights with respect to Series B Preferred Shares evidenced thereby except as otherwise provided herein or by Law.

                (e) Subject to the other provisions of this Section 2.1, each Common Share that is issued and outstanding immediately prior to the Effective Time (excluding any Common Shares canceled pursuant to Section 2.1(a)) shall be converted into the right to receive $1.00 per share without interest (the "Per Share Consideration"). All such Common Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each stock certificate previously evidencing Common Shares ("Common Stock Certificates" and, together with Series A Certificates and Series B Certificates, "Stock Certificates") immediately prior to the Effective Time shall thereafter represent the right to receive the Per Share Consideration in accordance with this
      Article II. The holders of Common Stock Certificates shall cease to have any rights with respect to the Common Shares evidenced thereby except as otherwise provided herein or by Law.








                (f) Any outstanding Warrants and any outstanding options to acquire Common Shares granted to directors or employees of the Company under the Company Compensation and Benefit Plans (the "Options") shall be canceled prior to the Effective Time and, in lieu thereof, as soon as reasonably practicable as of or after the Effective Time, the holders of such Warrants or Options shall receive a cash payment from Parent equal to the product of (i) the total number of Common Shares previously subject to such Warrant or Option (ii) the excess of the Per Share Consideration over the exercise price per Common Share subject to such Warrants or Options.

                (g) A Letter of Transmittal (as defined in Section 2.2(b)) shall be included with each copy of the Proxy Statement (as defined in
      Section 5.3(b)) mailed to shareholders of the Company in connection with the Company Meeting (as defined in Section 5.3(a)). Parent and the Company shall each use its reasonable best efforts to mail or otherwise make available a Letter of Transmittal to all persons who become holders of Common Shares or Preferred Shares (collectively, the "Shares") during the period between the record date for the Company Meeting and the Company Meeting.

           Section 2.2    Exchange of Certificates.

                (a) At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited into an account (the "Exchange Fund") with the Norwest Bank, N.A., or such other bank or trust company designated by Parent and which is reasonably satisfactory to the Company (the "Exchange Agent") for the benefit of the holders of Shares, through the Exchange Agent, cash in an amount equal to the sum of (i) the number of Common Shares outstanding and not otherwise subject to cancellation pursuant to
      Section 2.1(a) multiplied by the Per Share Consideration, (ii) the number of Series A Preferred Shares outstanding and not otherwise subject to cancellation pursuant to Section 2.1(a) multiplied by the Series A Consideration and (iii) the number of Series B Preferred Shares outstanding and not otherwise subject to cancellation pursuant to Section 2.1(a) multiplied by the Series B Consideration (collectively, the "Merger Consideration"). The Exchange Agent shall, pursuant to irrevocable instructions in accordance with this Article II, deliver the cash contemplated to be distributed out of the Exchange Fund pursuant to
      Section 2.1. The Exchange Fund shall not be used for any other purpose. The Exchange Agent shall invest any cash in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

                (b) Parent will instruct the Exchange Agent to mail to each holder of record of Stock Certificates who has not previously surrendered his or her Stock Certificates with a validly executed Letter of Transmittal as soon as reasonably practicable after the Effective Time:

                     (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such holder's Stock Certificates shall pass, only upon proper delivery of the Stock Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify); and






                     (ii) instructions for use in effecting the surrender of the Stock Certificates in exchange for cash (collectively, the "Letter of Transmittal").

                (c) Upon the later of the Effective Time and the surrender of a Stock Certificate for cancellation (or the affidavits and indemnification regarding the loss or destruction of such certificates in accordance with Section 2.2(h)) to the Exchange Agent together with the Letter of Transmittal, duly executed, and such other customary documents as may be required pursuant thereto, the holder of such Stock Certificate shall be entitled to receive in exchange therefor, and the Exchange Agent shall deliver in accordance with the Letter of Transmittal that portion of the Merger Consideration related to such Stock Certificate that such holder has the right to receive in respect of the Shares formerly evidenced by such Stock Certificate in accordance with Section 2.1.

                     In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate evidencing cash paid in accordance with this Article II to a transferee shall be issued if the Stock Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

                (d) Until surrendered as contemplated by this Section 2.2, each Stock Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender that portion of the Merger Consideration related to such Stock Certificate.

                (e) Any portion of the Exchange Fund which remains undistributed to the holders of the Stock Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Stock Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for the Merger Consideration.

                (f) None of Parent, the Company, MergerSub or the Exchange Agent shall be liable to any person in respect of any cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Stock Certificate shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any cash payable to the holder of such Stock Certificate would otherwise escheat to or become the property of any governmental body or authority), any Merger Consideration related to such Stock Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.












                (g) Parent and MergerSub shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as Parent or MergerSub is required to deduct and withhold with respect to the making of such payment under the Code (as defined in Section 3.13) or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or MergerSub, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or MergerSub.

                (h) If any Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Stock Certificate to be lost, stolen or destroyed and, if required by the Parent, the posting by such person of a bond in such reasonable amount as the Parent may direct as indemnity against any claim that may be made against it with respect to such Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Stock Certificate the applicable portion of the Merger Consideration, pursuant to this Article II.

                (i) In the event this Agreement is terminated without the occurrence of the Effective Time, Parent shall, or shall cause the Exchange Agent to, return promptly any Stock Certificates theretofore submitted or delivered to Parent or the Exchange Agent without charge to the person who submitted such Stock Certificates.

           Section 2.3 Stock Transfer Books. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Stock Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by Law.

           Section 2.4 Appraisal Rights. Notwithstanding Section 2.1, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by a holder who has not voted such Shares in favor of the Merger, who shall have delivered a written demand for relief as a dissenting shareholder in the manner provided under Section 262 of the DGCL, and who, as of the Effective Time, shall not have lost such right to relief as a dissenting shareholder shall not be converted into a right to receive Merger Consideration. The holders thereof shall be entitled only to such rights as are granted by Section 262 of the DGCL.

                                     ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

           The Company represents and warrants to Parent and MergerSub that except as set forth in the corresponding sections or subsections of the Disclosure Schedule delivered to Parent by the Company concurrently with entering into this Agreement (the "Company Disclosure Schedule"):







           Section 3.1    Organization, Qualification, Etc.

                (a) The Company is a corporation duly organized, validly existing and in good standing under the Laws (as defined in Section 3.6) of Delaware and has the corporate power and authority to own its assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its assets or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing does not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 3.1(b)) on the Company.

                Copies of the Company's articles of organization and bylaws filed or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 are complete and correct and in full force and effect on the date hereof.

                (b)  Each  of  the Company's  Subsidiaries  is  an entity  duly organized, validly existing and in good standing (where applicable) under the Laws of its jurisdiction of incorporation or organization, has the corporate power and authority to own its assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its assets or the conduct of its business requires such qualification, except where the failure to be so organized, existing, qualified or in good standing does not, individually or in the aggregate, have a Material Adverse Effect on the Company. All the outstanding shares of capital stock of, or other ownership interests in, the Company's Subsidiaries are validly issued, fully paid and non-assessable and are owned by the Company, directly or indirectly, free and clear of all liens, claims, charges or encumbrances ("Encumbrances"), except for Encumbrances which individually or in the aggregate do not have a Material Adverse Effect on the Company. There are no existing options, rights of first refusal, conversion rights, preemptive rights, calls, commitments, arrangements or obligations of any character ("Share Arrangements") relating to the issued or unissued capital stock or other securities of, or other ownership interests in, any Subsidiary of the Company. None of the certificates of incorporation or bylaws or other organizational documents of any of the Company's Subsidiaries purport to grant rights to any person other than (1) customary rights given to all shareholders pro rata in accordance with their holdings and (2) customary rights with respect to corporate governance (including rights to notices) and rights of indemnification of directors and officers. The Company has delivered to Parent complete and correct copies of the certificate of incorporation and bylaws or other organizational documents of each of the Company's Subsidiaries that is not wholly owned by the Company and/or another of its wholly owned Subsidiaries.

                A complete listing of the Company's Subsidiaries is set forth in Section 3.1(b) of the Company Disclosure Schedule. Except for the Company's Subsidiaries listed in Section 3.1(b) of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.




                As used in this Agreement, any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to the "Company" or "Parent," as the case may be, means such state of facts, event, change or effect that

                (i) has had, or would reasonably be expected to have, a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, as the case may be, or

                (ii) would reasonably be expected to prevent or substantially delay consummation of the transactions contemplated by this Agreement.

           Section 3.2 Capital Stock. The authorized stock of the Company consists of 30,000,000 Common Shares and 50,000 shares of non-redeemable convertible preferred stock. As of March 15, 1999, 17,807,507 Common Shares were issued and outstanding, 10,000 Series A Preferred Shares were issued and outstanding and 4,500 Series B Preferred Shares were issued and outstanding. All of the outstanding Shares have been validly issued and are fully paid and non-assessable. Except as set forth in Section 3.2(a) of the Company Disclosure Schedule, as of March 15, 1999 there were no outstanding Share Arrangements to which the Company is a party relating to the issued or unissued capital stock or other securities of, or other ownership interests in, the Company, other than Options or Warrants to purchase 3,024,717 Common Shares granted on or prior to the date hereof pursuant to the Company's stock option plans, or equity incentive plans as set forth in Section 3.2(a) of the Company Disclosure Schedule (such plans being referred to collectively as the "Company Plans").

           Section 3.3    Corporate Authority; No Violation.

                (a) The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance by the Company of its obligations hereunder have been duly and validly authorized by the Board of Directors of the Company and, except for the approval of its shareholders of this Agreement, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the transactions contemplated hereby. The Board of Directors of the Company, at a meeting duly called and held at which a quorum was present throughout, has unanimously determined that the transactions contemplated by this Agreement are in the best interest of the Company and its shareholders and to recommend to such shareholders that they vote in favor of this Agreement and the Merger (the "Company Board Recommendation"). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).





                (b) The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, or the creation of any rights in favor of any party under, the certificate of incorporation or bylaws of the Company or the comparable governing instruments of any of its Subsidiaries, (ii) a breach or violation of or a default in any material respect under, or an acceleration of any obligations under, or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement, nongovernmental permit or license, order, decree, or other obligation ("Contracts") binding upon the Company or any of its Subsidiaries ("Company Contracts") or (provided, as to consummation, the filings and notices are made, and approvals are obtained, as referred to in Section 3.3(c)) any applicable Law or Decree (as defined in Section 3.6) or governmental permit or license to which the Company or any of its Subsidiaries is subject, or (iii) any material change in the rights or obligations of any party under any of the Company Contracts.

                (c) Other than in connection with or in compliance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and the securities or blue sky Laws of the various states and other than the filing of the Certificate of Merger with the Delaware Secretary of State, no authorization, consent or approval of, or filing with, any governmental, administrative or regulatory body or authority ("Governmental Entity") is necessary for the consummation by the Company of the transactions contemplated by this Agreement the failure to obtain which could be reasonably be expected to have a Material Adverse Effect on the Company.

           Section 3.4 Reports and Financial Statements. Since January 1, 1996, the Company has timely filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it under the Securities Act or the Exchange Act (such documents, as supplemented or amended since the time of filing, the "Company SEC
      Reports"). As of their respective dates, the Company SEC Reports, including without limitation, any financial statements or schedules included or incorporated by reference therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included or incorporated by reference in the Company







      SEC Reports (including any related notes and schedules) fairly present, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods set forth therein, in each case in accordance with past practice and generally accepted accounting principles in the United States ("GAAP") consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and subject, where appropriate, to normal year-end adjustments that would not be material in amount or effect).

           Section 3.5    No Undisclosed  Liabilities.  Except as  disclosed in
      Section 3.5 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, other than:

                (a) liabilities or obligations disclosed in the footnotes to the draft audited consolidated financial statements of the Company (including the footnotes thereto) as of and for the fiscal year ended December 31, 1998 submitted to Parent by Company prior to the date hereof (the "Draft Audited Financials"); and

                (b) liabilities or obligations which do not, individually or in the aggregate, have a Material Adverse Effect on the Company.

           Section  3.6.  Compliance with Laws.   The Company  and each of  its
      Subsidiaries each:

                (a) in the conduct of its businesses, is in compliance in all material respects with all federal, state, local and foreign statutes and laws, and all regulations, ordinances and rules promulgated thereunder (collectively, "Laws"), and all judgments, orders, rulings, injunctions or decrees of Governmental Entities (collectively, "Decrees"), applicable thereto or to the employees conducting such businesses;

                (b) has all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to conduct its businesses substantially as presently conducted, except where the failure to have such permit, license, authorization, order or approval, or to make such filing, application or registration, could not be reasonably expected to have a Material Adverse Effect on the Company; all such permits, licenses, authorizations, orders and approvals are in full force and effect and, to the best of the Company's knowledge, no suspension or cancellation of any of them is threatened; and

                (c) has received, since December 31, 1993, no notification or communication from any Governmental Entity other than those received in the ordinary course of business or as disclosed in Section 3.6 of the Company Disclosure Schedule:

                     (i) asserting that it is not in compliance with any of the Laws or Decrees which such Governmental Entity enforces; or

                     (ii) threatening   to   revoke   any    permit,   license,
      authorization, order or approval.





           Section  3.7.  Environmental Laws.

                (a) Neither the Company nor any of its Subsidiaries is the subject of any pending, or to the knowledge of the Company threatened, actions, causes of action, claims, orders, investigations, or proceedings ("Litigation") (whether civil, criminal, administrative or arbitral) by any Governmental Entity or other person alleging liability or damages under or non-compliance with any Environmental Law (as defined below).

                (b) Neither the conduct nor the operation of the Company or its Subsidiaries violates or has in the past violated in any material respect any applicable Environmental Law.

                (c) Except as set forth in Section 3.7 of the Company Disclosure Schedule, there is not now on, in or under any property owned, leased or operated by the Company or any of its Subsidiaries any of the following:

                     (i) underground improvements, including but not limited to treatment or storage tanks or underground piping associated with such tanks, used currently or in the past for the management of Hazardous Substances (as defined below);

                     (ii) asbestos-containing materials;

                     (iii)     polychlorinated biphenyls;

                     (iv) other Hazardous Substances, in each case which would reasonably be expected to form the basis of liability or other obligation of the Company or any of its Subsidiaries under any applicable Environmental Laws; or

                     (v)  a dump, landfill, filled in land or wetlands.

                (d) There has been no written report of any environmental investigation, study, audit, test, review or other analysis conducted of which the Company has knowledge and has in its possession or control in relation to the current or prior business of the Company or any property or facility now or previously owned, operated, or leased by the Company or any of its Subsidiaries which has not been made available to Parent at least ten days prior to the date hereof.

                (e) No property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries, and no property to which Hazardous Substances originating on or from such properties or the businesses or assets of the Company or any of its Subsidiaries has been sent for treatment or disposal, is listed or proposed to be listed on the National Priorities List or CERCLIS or on any other governmental database or list of properties that may or do require investigation or cleanup under Environmental Laws.










                (f) No Encumbrance in favor of any person relating to or in connection with any claim under any Environmental Law has been filed or has attached to the property currently owned, operated or leased by the Company or any of its Subsidiaries.

                (g)  No   authorization,   notification,   recording,   filing,
      consent, waiting period, remediation, investigation, or approval is required under any Environmental Law in order to consummate the transaction contemplated hereby, and there are no permits, licenses, certificates or approvals required under Environmental Laws require consent, notification, or other action to remain in full force and effect following consummation of the transaction contemplated hereby.

                (h) The Company has supplied Parent with a true and complete list of all permits, licenses, certificates and approvals required under Environmental Laws in order for the Company and each Subsidiary to conduct their businesses substantially as presently conducted.

                (i) "Environmental Laws" means any Laws (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act) and Decrees, including any plans, other criteria, or guidelines promulgated pursuant to such Laws and Decrees, relating to the generation, production, installation, use, storage, treatment, transportation, release (as defined below), threatened release, or disposal of Hazardous Substances, noise control, or the protection of human health or safety, natural resources, or the environment.

                (j) "Hazardous Substances" means any wastes, substances, radiation, or materials (whether solids, liquids or gases) (i) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic; (ii) which are or become defined as a "pollutants," "contaminants," "hazardous materials," "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," "solid wastes," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws; (iii) without limitation, which contain polychlorinated biphenyls (PCBs), asbestos and asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, and petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof) or (iv) which pose a hazard to human health, safety, natural resources, industrial hygiene, or the environment, or an impediment to working conditions.

           Section  3.8.  Employee Benefit Plans.

                (a)  Section 3.8 of the  Company Disclosure Schedule contains a complete list of all material written bonus, vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, employment or severance contracts, medical, dental, disability, health and life insurance plans, and other employee benefit and fringe benefit plans or other Contracts maintained or contributed to by the Company or any of its Subsidiaries for the benefit of officers, former officers, employees, former employees, directors, former directors, or the beneficiaries of any of the foregoing, or pursuant to which the Company or any of its Subsidiaries may have any liability that are Contracts with, or plans maintained primarily for the




      benefit  of,  individuals employed  or rendering  services in  the United
      States and are not multiemployer plans within the meaning of Section 4001(a)(3) of ERISA (as defined in Section 3.8(c)) (collectively (whether or not material), the "Company Compensation and Benefit Plans").

                (b) The Company has delivered to Parent copies of all Company Compensation and Benefit Plans listed on Section 3.8 of the Company Disclosure Schedule, including, but not limited to, all amendments thereto, and all of such copies that have been delivered are true and correct.

                (c)  Each  of the  Company Compensation  and Benefit  Plans has
      been and is being administered in accordance with the terms thereof and all applicable Laws. Each "employee pension benefit plan" within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each such plan, a "Pension Plan") included in the Company Compensation and Benefit Plans (a "Company Pension Plan") which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and the Company is not aware of any circumstances which could result in the revocation or denial of any such favorable determination letter. No material "prohibited transaction," within the meaning of
      Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Compensation and Benefit Plan. There is no pending or, to the Company's knowledge, threatened Litigation relating to any of the Company Compensation and Benefit Plans.

                (d) No material liability under Title IV of ERISA has been or is reasonably expected to be incurred by the Company or any of its Subsidiaries or any entity which is considered one employer with the Company under Section 4001(a)(15) of ERISA or Section 414 of the Code (any such entity, a "Company ERISA Affiliate"), other than such
      liabilities  that have  previously  been  satisfied.    No  notice  of  a
      "reportable event," within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any Company Pension Plan or by any Company ERISA Affiliate within the past 12 months.

                (e) All contributions, premiums and payments required to be made under the terms of any Company Compensation and Benefit Plan have been made, except where the failure to do so does not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither any Company Pension Plan nor any single-employer plan of a Company ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Company Pension Plan or to any single-employer plan of a Company ERISA Affiliate pursuant to Section 401(a)(29) of the Code.











                (f) Under each Company Pension Plan which is a defined benefit plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such Company Pension Plan's most recent actuarial valuation) did not exceed the then current value of the assets of such Company Pension Plan, and there has been no adverse change in the financial condition of such Company Pension Plan (with respect to either assets or benefits) since the last day of the most recent plan year.

                (g) Neither the Company nor any of its Subsidiaries contributes to or is required to contribute to any multiemployer plan within the meaning of Section 4001(c)(3) of ERISA ("Multiemployer Plan"). Neither the Company nor any of its Subsidiaries has incurred any material withdrawal liability (within the meaning of Section 4201 of ERISA) under any Multiemployer Plan within the past 5 years that has not been satisfied, nor could any such material withdrawal liability reasonably be expected to be incurred.

                (h) Except as set forth in the Company Compensation and Benefit Plans listed in Section 3.8 of the Company Disclosure Schedule, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events):

                     (i) constitute an event under any Company Compensation and Benefit Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any officers and directors of the Company;

                     (ii) result in any payment or benefit that will or may be made by the Company, any of its Subsidiaries, Parent or any of their respective affiliates that will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code; or

                     (iii) provide for any payment to any employee or independent contractor that is not deductible under Section 162(a)(1) or 404 of the Code.

                (i)  The  contributions   of  the   Company  and  any   of  its
      Subsidiaries to any trust described in Section 501(c)(9) of the Code have complied with Section 419A of the Code.

                (j) Neither the Company nor its Subsidiaries have any obligations for retiree health and life benefits under any Company Compensation and Benefit Plan, except as set forth in the Company Disclosure Schedules. The Company or its Subsidiaries may amend or terminate any such plan under the terms of such plan at any time without incurring any material liability thereunder.








           Section 3.9. Absence of Certain Changes or Events. Except as set forth in Section 3.9 of the Company Disclosure Schedule, since December 31, 1998, the businesses of the Company and its Subsidiaries have been conducted in the ordinary course consistent with past practice, the Company and its Subsidiaries have not engaged in any transaction or series of related transactions material to the Company and its
      Subsidiaries taken as a whole other than in the ordinary course consistent with past practice, and there has not been any event, occurrence or development, alone or taken together with all other existing facts, that, individually or in the aggregate, has a Material Adverse Effect on the Company.

           Section 3.10. Litigation. Except as disclosed in Section 3.10 of the Company Disclosure Schedule, there is no Litigation pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries or any of their respective properties. The Company is not subject to any Decree that, individually or in the aggregate, has a Material Adverse Effect on the Company.

           Section  3.11. Material Contracts.

                (a) All of the Company Contracts that are required to be described in the Company SEC Reports or to be filed as exhibits thereto are described in the Company SEC Reports or filed as exhibits thereto. Neither the Company nor any of its Subsidiaries nor any other party is in breach of or in default in any material respect under any Company Contract.

                (b) Except as disclosed in Section 3.11 of the Company Disclosure Schedule, there are no material Company Contracts with any Governmental Entity that will not continue to be binding and in full force and effect in accordance with its terms as a result of the consummation of the transactions contemplated herein.

           Section 3.12. Labor Matters. As of the date of this Agreement, the Company and its Subsidiaries do not have any collective bargaining agreements with any persons employed by the Company or any of its Subsidiaries or any persons otherwise performing services primarily for the Company or any of its Subsidiaries, nor is the Company or any of its Subsidiaries in the process of negotiating any such agreement. There is no labor strike, dispute or stoppage pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries. None of the Company or its Subsidiaries is the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it to bargain with any labor organization as to wages and conditions of employment. As of the date of this Agreement there are, to the knowledge of the Company, no organizational efforts currently being made involving any of the employees of the Company or any of its Subsidiaries.

           Section  3.13. Tax Matters.

                (a)  The Company and each of its Subsidiaries have:







                     (i) filed all federal, state, local and foreign Tax Returns (as defined below) required to be filed by them (taking into account extensions);

                     (ii) paid or accrued all Taxes (as defined below) shown to be due on such Tax Returns or which are otherwise due and payable; and

                     (iii) paid or accrued all Taxes for which a notice of assessment or collection has been received.

                For purposes of this Agreement,

                "Code" means the Internal Revenue Code of 1986, as amended.

                "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added, and includes, without limitation, any liability for Taxes of another person, as a transferee or successor, under Treas. Reg. Section 1.1502-6 or analogous provision of Law or otherwise; and

                "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                (b) Neither the Internal Revenue Service nor any other taxing authority has asserted in writing any claim for Taxes, or to the knowledge of the Company, is threatening to assert any claims for Taxes, against the Company or any of its Subsidiaries. The Company and each of its Subsidiaries have withheld or collected and paid over to the appropriate Governmental Entities (or are properly holding for such payment) all Taxes required by Law to be withheld or collected. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any material Tax Return of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code. There are no liens for Taxes upon the assets of the Company or any of its Subsidiaries (other than liens for Taxes that are not yet due).

                (c)  Neither the Company nor any of its Subsidiaries:

                     (i) has any liability under Treasury Regulation Section 1.1502-6 or analogous state, local or foreign law provision, or

                     (ii) is a party to a Tax sharing or Tax indemnity agreement or any other agreement of a similar nature with any entity other than the Company or any of its Subsidiaries that remains in effect and under which the Company or any such Subsidiary could have any material liability for Taxes.




                No claim has been made in writing by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. Neither the Company nor any of its Subsidiaries is the subject of any currently ongoing audit or examination with respect to Taxes, nor, to the knowledge of the Company, has any such audit been threatened or proposed, by any taxing authority.

           Section 3.14. Opinion of Financial Advisor. The Board of Directors of the Company has received written opinion of William Blair & Company ("Blair"), to the effect that, as of such date, the aggregate Merger Consideration to be received by the holders of the Common Shares (other than Parent or its affiliates) in the Merger is fair to such shareholders of the Company from a financial point of view. A copy of the written opinion of Blair has been delivered to Parent.

           Section 3.15. Takeover Laws. The Company has taken all action required to be taken by it in order to exempt Parent, MergerSub and this Agreement and the transactions contemplated hereby from, and Parent, MergerSub and this Agreement are exempt from, the requirements of all anti-takeover Laws and regulations (collectively, "Takeover Laws") of the State of Delaware, including without limitation Section 203 of the DGCL.


           Section 3.16. Required Vote of the Company Shareholders. The affirmative vote of the holders of a majority of the Shares outstanding and entitled to vote at the Company Meeting (the "Company Shareholder Approval") is required to approve this Agreement and the Merger. No other vote of the shareholders of the Company is required by Law, the certificate of incorporation or bylaws of the Company or otherwise in order for the Company to consummate the Merger and the other transactions contemplated hereby.

           Section 3.17. Finders or Brokers. Neither the Company nor any of its Subsidiaries has employed any investment banker, broker, finder or intermediary who might be entitled to any fee or any commission in connection with or upon consummation of the Merger, except for such fees and expenses payable by the Company to Blair pursuant to those certain letter agreements dated March 13, 1998, August 27, 1998 and February 17, 1999 in an aggregate amount not to exceed $635,000, of which $325,000 plus certain out-of-pocket expenses had been paid prior to March 15, 1999.

           Section 3.18. Related Party Transactions. Since December 31, 1995, none of the Company and the Company's Subsidiaries or any officer, director, affiliate or "associate" (as that term is defined in Rule 12b-2 under the Exchange Act) of the Company has engaged in any transactions required to be disclosed by the Company in the Company SEC Reports, except as have been publicly disclosed by the Company or disclosed herein.










           Section 3.19. Year 2000. The Company has no knowledge or reason to believe that any computer software utilized in and material to the business of the Company or any of the Subsidiaries has or will develop problems relating to the proper processing or utilization of dates that span multiple centuries. The Company and the Subsidiaries have taken reasonable and practicable steps, including, without limitation, (i) evaluating all computer software utilized in the business of the Company and (ii) obtaining certifications and other information concerning the date-handling capabilities of any third party computer software included in Company's or the Subsidiaries' computer software products to identify, address, and remediate problems relating to the proper processing or utilization of dates that span multiple centuries. The Company has fully disclosed and made available to Parent any and all information and materials relating to problems with the proper processing or utilization of dates that span multiple centuries for any computer software utilized in the business of the Company or any of the Subsidiaries.

           Section 3.20. Telecom Licenses; Operations of Licensed Facilities. The Company and its Subsidiaries do not operate any assets or conduct any businesses for which the Company or any of its Subsidiaries is required to hold licenses from the FCC or any state communications regulatory authority.

           Section 3.21. Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference into the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

           Section  3.22. Property.

                (a) Section 3.22(a) of the Company Disclosure Schedule sets forth all of the real property owned or leased by the Company and its Subsidiaries that are material to the conduct of business of the Company and its Subsidiaries taken as a whole. Each of the Company and its Subsidiaries owns fee title to each parcel of real property owned by it free and clear of all Liens, except for Permitted Liens (as defined in this Section 3.22).

                (b) With respect to the tangible properties and assets of the Company and its Subsidiaries (excluding real property) that are material to the conduct of the business of the Company and its Subsidiaries, the Company and its Subsidiaries have good title to, or hold pursuant to valid and enforceable leases, all such properties and assets, with only such exceptions as, individually or in the aggregate, would not have a Material Adverse Effect on the Company and subject to the Permitted Liens. All of the assets of the Company and its Subsidiaries have been maintained and repaired for their continued operation and are in good operating condition, reasonable wear and tear excepted, and usable in the ordinary course of business, except where the failure to be in such repair or condition or so usable would not individually or in the aggregate have a Material Adverse Effect on the Company.





                (c) Neither the Company nor any of its Subsidiaries has received notice that any party thereto is in default in any material respect under any material lease, sublease, license, sublicense or use or occupancy agreement to which it is a party.

                (d)  As used  in this Agreement, "Permitted  Liens" shall mean:
      (i) statutory liens securing payments not yet delinquent or the validity of which are being contested in good faith by appropriate actions; (ii) purchase money liens arising in the ordinary course; (iii) liens for Taxes not yet due and payable or delinquent; (iv) liens reflected or reserved against in the balance sheet of the Company included in the Draft Audited Financials (which have not been discharged); (v) liens which in the aggregate do not materially detract from the value of or materially impair the present and continued use of the properties or assets subject thereto in the usual and normal conduct of the business of the Company; (vi) liens on leases, subleases, sub-subleases, easements, licenses, rights of use, rights to access and rights of way arising from the provisions of such agreements or benefiting or created by any superior estate, right or interest which is prior in right or prior in lien to that of the subject lease, sublease, sub-sublease, easement, license, right of use, right to access or right of way; (vii) any liens set forth in the title policies, endorsements, title commitments, title certificates and title reports relating to the Company's interests in real property, copies of which have been provided to Parent and MergerSub; and (viii) Liens described in the Company SEC Reports. For the purposes hereof "Company's real property" and "Company's interests in real property" shall include the real property and interests therein owned or held respectively by the Company or any of its Subsidiaries.

                                      ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGERSUB

           Parent and MergerSub represent and warrant to the Company that:

           Section 4.1 Organization, Qualification, Etc. Parent is an entity duly organized, validly existing and in good standing (where applicable) under the Laws of Colorado and MergerSub is an entity duly organized, validly existing and in good standing (where applicable) under the Laws of Delaware. Each of Parent and MergerSub has the corporate power and authority to own its assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its assets or the conduct of its business requires such qualification. All the outstanding shares of capital stock of MergerSub are validly issued, fully paid and non-assessable and are owned by Parent, directly or indirectly, free and clear of all Encumbrances, except for Encumbrances which individually or in the aggregate do not have a Material Adverse Effect on Parent.

           Section 4.2    Corporate Authority; No Violation.









                (a) Each of Parent and MergerSub has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance by each of Parent and MergerSub of its obligations hereunder have been duly and validly authorized by the Board of Directors of Parent and MergerSub and no other corporate proceedings on the part of either Parent or MergerSub are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and MergerSub and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto, constitutes a valid and binding agreement of each of Parent and MergerSub, enforceable against Parent or MergerSub, as the case may be, in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

                (b) Except for any breach, violation, default, acceleration, creation or change that does not, individually or in the aggregate, have a Material Adverse Effect on Parent or MergerSub, the execution, delivery and performance of this Agreement by Parent and MergerSub does not, and the consummation by Parent and MergerSub of the Merger and the other transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, the certificate of incorporation or bylaws of Parent or MergerSub, as the case may be, or (ii) a breach or violation of, or a default under, or an acceleration of any obligations under, or the creation of a lien, pledge, security interest or other encumbrance on the assets of either of Parent or MergerSub (with or without notice, lapse of time or both) pursuant to, any Contract binding upon Parent or any of its Subsidiaries or MergerSub or (provided, as to consummation, the filings and notices are made, and approvals are obtained, as referred to in Section 4.3(c)) any applicable Law or Decree or governmental permit or license to which Parent or any of its Subsidiaries or MergerSub is subject.

                (c) Other than in connection with or in compliance with the provisions of the Securities Act, the Exchange Act, the HSR Act, and the securities or blue sky Laws of the various states and other than the filing of the Delaware Certificate of Merger with the Delaware Secretary of State, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary for the consummation by Parent or MergerSub of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect on either Parent or MergerSub.

           Section 4.3 Finders or Brokers. Neither Parent nor MergerSub has employed any investment banker, broker, finder or intermediary who might be entitled to any fee or any commission in connection with or upon consummation of the Merger.

           Section 4.4 Financing. Parent has or has available to it cash or cash equivalents or lines of credit for use in connection with the acquisition of the Company in an aggregate amount necessary to consummate the Merger.




                                      ARTICLE V

                               COVENANTS AND AGREEMENTS

           Parent, MergerSub and the Company hereby covenant and agree with one another as follows:

           Section 5.1    Conduct  of  Business by  the  Company.   During  the
      period between the date hereof and the Effective Time, except as may otherwise be consented to in writing by the other parties hereto (which consent shall not be unreasonably withheld) or as may be expressly permitted pursuant to this Agreement or as set forth in Section 5.1 of the Company Disclosure Schedule, as applicable, the Company shall, and shall cause each of its Subsidiaries to, conduct its operations in the ordinary and usual course of business as heretofore conducted and preserve intact its business organization and goodwill in all material respects, keep available the services of its officers and employees as a group, subject to changes in the ordinary course, and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it. Without limiting the generality of the foregoing, unless in each case in receipt of a consent as set forth above the Company shall not, and shall cause its Subsidiaries not to:

                (a) authorize, declare, set aside or pay any dividends on or make any distribution with respect to its outstanding shares of stock, except that wholly owned Subsidiaries of the Company may pay dividends on or make distributions of cash to the Company or another wholly owned Subsidiary of the Company;

                (b) except in the ordinary course of business consistent with past practice, enter into or amend any employment, severance or similar agreements or arrangements with, or grant any bonus or salary increases or otherwise increase the compensation or benefits provided to, any of their respective employees;

                (c) except as expressly permitted by Section 5.8, authorize or publicly announce an intention to authorize, or enter into an agreement with respect to, or take any action to consummate any agreement or arrangement with respect to:

                     (i) any merger, consolidation or business combination (other than the Merger),

                     (ii) any    liquidation,    dissolution,    restructuring,
      recapitalization or other reorganization or

                     (iii) any acquisition or disposition of a material amount of assets (other than purchases and sales of raw materials, supplies, inventory, products or services in the ordinary course of business consistent with past practice) or securities, or any release or relinquishment of any material rights under any material Contracts;

                (d) propose or adopt any amendments to its certificate of incorporation or bylaws;





                (e) issue, sell, pledge or otherwise dispose of or encumber any capital stock owned by it in any of its Subsidiaries;

                (f) except, in the case of the Company, upon exercise of Options outstanding on the date hereof as set forth in Section 3.2, issue, sell or otherwise permit to become outstanding any shares of its capital stock, or effect any stock split or reverse stock split or otherwise change its equity capitalization as it existed on March 15, 1999, or redeem, repurchase or otherwise acquire any shares of its capital stock;

                (g) grant or award any options (other than in the ordinary course of business), warrants, conversion rights or other rights to acquire any shares of capital stock of the Company or its Subsidiaries, or enter into any other Share Arrangement relating to its capital stock;

                (h) except as required by applicable Law or an existing Contract disclosed to Parent, amend the terms of any Company Compensation or Benefit Plan, including the Company Plans or adopt any new employee benefit or compensation plan;

                (i) except pursuant to existing credit agreements or other agreements of the type disclosed in Section 5.1 of the Company Disclosure Schedule and entered into in the ordinary course consistent with past practice, incur, create, assume or otherwise become liable for any indebtedness for borrowed money;

                (j) except in the ordinary course of business, consistent with past practice, transfer, lease, license, mortgage, pledge or encumber any material asset or material amount of assets;

                (k) incur or commit to any capital expenditure in excess of $50,000 individually or $250,000 in the aggregate;

                (l)  implement   or  adopt   any  change   in   its  accounting
      principles, practices or methods, other than as may be required by GAAP or Regulation S-X promulgated under the Exchange Act;

                (m) settle any Litigation to which it is a party or the indemnifying party or indemnifying any third party with respect to such Litigation; or

                (n)  agree or commit to do anything prohibited by this  Section
      5.1.
















           Section 5.2 Investigation. During the period between the date hereof and the Effective Time, the Company shall afford Parent and Parent's officers, employees, accountants, counsel and other authorized representatives reasonable access, during normal business hours, to its and its Subsidiaries':

                (a) properties, contracts, books and records (including but not limited to (i) tax returns, (ii) audits, assessments, reports, studies, monitoring results and any other information or documents relevant to the environment or occupational health and safety and (iii) accountants work papers);

                (b) any report, schedule or other document filed or received by it pursuant to the requirements of federal or state securities Laws;

                (c) any other information concerning its business, properties and personnel as the other may reasonably request; and

                (d) to (i) conduct tests of the soil, surface or subsurface waters, and air quality at, in, on, beneath or about any of its properties, in a manner consistent with good engineering practice; (ii) inspect all records, reports, permits, applications, monitoring results, studies, correspondence, data and any other information or documents relevant to Hazardous Substances or other environmental conditions, and
      (iii) to inspect all buildings and equipment at any of its properties for asbestos-containing materials or other Hazardous Substances; provided, however, that no investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty made by the Company, Parent or MergerSub.

                Parent, MergerSub and the Company hereby agree that each of them will treat any such information in accordance with the Confidential Disclosure Agreement dated February 25, 1999 between the Company and Parent (the "Confidentiality Agreement"). Notwithstanding any provision of this Agreement to the contrary, no party shall be obligated to make any disclosure in violation of applicable Laws or if disclosure would cause a forfeiture of attorney-client privilege. The Company and Parent will make appropriate substitute disclosure arrangements if the circumstances of the preceding sentence apply.

           Section 5.3    Stockholder Approval; Filings.

                (a) Subject to the terms and conditions contained herein, the Company shall submit this Agreement and the Merger for approval to the holders of Shares at a meeting to be duly held for this purpose by the Company (the "Company Meeting"). The Company shall take all action in accordance with the federal securities Laws, the DGCL and its articles of organization, certificate of incorporation, and bylaws necessary to duly convene the Company Meeting. In the absence of a Company Competing Transaction (as defined in Section 5.7(a)) or a Company Business Combination (as defined in Section 7.3(d)) that the Board of Directors of the Company believes to be a Superior Transaction (as defined in Section 5.7(d)), the Board of Directors of the Company shall recommend that the Company's stockholders approve such matters, which recommendation shall






      be contained in the Proxy Statement (as defined below), and use its reasonable best efforts to take all lawful action to solicit such approval by such stockholders.

                (b) Each of the Company and Parent agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the proxy statement to be filed with the SEC in connection with the Merger (the "Proxy Statement") and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements are made, not misleading. Each of the Company and Parent further agrees that if it shall become aware prior to the time of the Company Meeting of any information that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary in order to make the statements made therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

           Section 5.4 Additional Reports. The Company shall furnish copies of any Company SEC Reports that it files with the SEC on or after the date hereof, and the Company represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the dates then ended, in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and subject, where appropriate, to normal year-end adjustments).

           Section 5.5 Reasonable Best Efforts. Each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (a) the obtaining of (and cooperating with the other parties to obtain) waivers, consents, exemptions, licenses, permits, authorizations, orders and approvals from, and the making of all other necessary registrations and filings with, Governmental Entities (including, without limitation, filings required to be made pursuant to the HSR Act), (b) the obtaining of (and cooperating with the other parties to obtain) all waivers, consents, exemptions, licenses, authorizations and approvals from third parties which may be necessary or desirable to be obtained by reason of the Merger or in order to consummate the transactions contemplated by, and to fully carry out the






      purposes of and realize the benefits of, this Agreement, and (c) the execution and delivery of any additional instruments necessary to consummate the transaction contemplated by, and to fully carry out the purposes of and realize the benefits of, this Agreement.

           Section 5.6 Takeover Statutes. None of the parties shall take any action that would cause the transactions contemplated by this Agreement to be subject to the requirements of any Takeover Law. If any Takeover Law shall become applicable to the transactions contemplated by this Agreement, each of the Company and Parent and the members of their respective Boards of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby, and otherwise act to eliminate or minimize the effects of such Takeover Law on the transactions contemplated hereby.

           Section 5.7    No Solicitation.

                (a)  During the term of this Agreement,  the Company shall not, and shall not authorize or permit any of its Subsidiaries or any of its or its Subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit or initiate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving the Company, or the acquisition of 10% or more of the outstanding capital stock of the Company (other than upon exercise of Options and Warrants which are outstanding as of the date hereof) or any Subsidiary of the Company or, the acquisition of 10% or more of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or any combination of the foregoing (a "Company Competing Transaction"), or negotiate or otherwise engage in discussions with any person (other than Parent, MergerSub or their respective directors, officers, employees, agents or representatives) with respect to any Company Competing Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement, and will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any proposal for a Company Competing Transaction; provided that, at any time prior to the approval of the Merger by the shareholders of the Company, the Company may furnish information to, and negotiate or otherwise engage in discussions with, any party (a "Company Third Party") who (x) delivers a bona fide written proposal for a Company Competing Transaction which was not solicited or initiated by the Company, directly or indirectly, after the date of this Agreement and (y) enters into an appropriate confidentiality agreement with the Company (which agreement shall be no less favorable to the Company than the Confidentiality Agreement, and a copy of which will be delivered to Parent promptly after the execution thereof), if, but only if, the Board of Directors of the Company determines in good faith by a majority vote after consultation with the Company's independent financial advisors, that such proposal could reasonably be expected to lead to a Superior Transaction; provided further, that nothing in this Agreement






      shall prevent the Company from complying with the provisions of Rule 14e-2 promulgated under the Exchange Act with respect to a Company Competing Transaction.

                (b) From and after the execution of this Agreement, the Company shall promptly advise Parent in writing of the receipt, directly or indirectly, of any inquiries or proposals relating to a Company Competing Transaction (including the specific terms thereof and the identity of the third party), shall keep Parent reasonably informed of the status of any such inquiries or proposals, of the furnishing of information to the Company Third Party, and of any negotiations or discussions relating thereto (including any changes or adjustments to the material terms of such Company Competing Transaction as a result of negotiations or otherwise).

                (c)  If,  prior  to   the  approval  of   the  Merger  by   the
      shareholders of the Company, the Board of Directors of the Company determines in good faith by a majority vote, with respect to any written proposal from a Company Third Party for a Company Competing Transaction received after the date hereof that was not solicited or initiated by the Company, directly or indirectly, after the date of this Agreement, that such Company Competing Transaction is a Superior Transaction and is in the best interest of the Company and its shareholders, and the Board of Directors of the Company has received a written opinion (a copy of which shall have been delivered to Parent) from the Company's independent financial advisors that the Company Competing Transaction is a Superior Transaction, then the Company may terminate this Agreement and enter into an acquisition agreement for the Superior Transaction; provided that, prior to any such termination, and in order for such termination to be effective, (i) the Company shall provide Parent two business days' written notice that it intends to terminate this Agreement pursuant to this Section 5.7(c), identifying the Superior Transaction and the parties thereto and delivering an accurate description of all material terms of the Superior Transaction to be entered into and (ii) on the date of termination (provided that the opinion from the Company's financial advisor referred to above shall continue in effect without revocation, revision or modification), the Company shall deliver to Parent (A) a written notice of termination of this Agreement pursuant to this Section 5.7(c), (B) a wire transfer of immediately available funds in the amount of the Company Termination Fee and the Commitment Expenses (each as defined in Section 7.3), and (C) a written acknowledgment from the Company and each other party to the Superior Transaction that it will not contest the payment of the Company Termination Fee and Commitment Expenses, and Parent shall deliver to Company a full release.

                (d) "Superior Transaction" shall mean a Company Competing Transaction which the Board of Directors of the Company reasonably determines is more favorable to the Company and its shareholders than the Merger and which is not subject to any financing condition. Reference in the foregoing definition to the "Merger" shall include any proposed alteration of the terms of this Agreement committed to in writing by Parent in response to such Company Competing Transaction.








           Section 5.8 Public Announcements. Each of the parties agrees that it shall not, nor shall any of their respective affiliates, issue or cause the publication of any press release or other public announcement with respect to the Merger, this Agreement or the transactions contemplated hereby without the prior approval of the other party, except such disclosure as may be required by Law, any listing agreement with a national securities exchange or any of the rules of the NASDAQ Stock Market; provided, if such disclosure is required by Law, any such listing agreement or any such rules, such disclosure shall not be made without prior consultation of the other parties.

           Section 5.9    Indemnification and Insurance.

                (a) Parent and MergerSub agree that all rights to exculpation and indemnification for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company or any of its Subsidiaries (the "Indemnified Parties") as provided in its articles of organization or bylaws or in any agreement (collectively, the "Company Indemnity Provisions") shall survive the Merger and shall continue in full force and effect in accordance with their terms.

                (b) For two years from the Effective Time, Parent shall indemnify, defend and hold harmless each of the Indemnified Parties for acts or omissions occurring at or prior to the Effective Time (including any such act or omission as to which Parent or the Surviving Corporation has received a claim during such two year period but as to which no final judicial determination or settlement has been made) for which the Indemnified Parties would have been entitled to indemnification under the Company Indemnity Provisions to the fullest extent permitted by applicable Law, including with respect to taking all actions necessary to advance expenses to the extent permitted by applicable Law and, in any such case, to the extent contemplated by the Company Indemnity Provisions.

                (c) Parent shall use its reasonable best efforts to obtain and maintain in effect, or cause the Surviving Corporation to obtain and maintain in effect, for three years from the Effective Time, the Company's current directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent); provided, however, that in no event shall Parent or the Surviving Corporation be required to expend in any year an amount in excess of 150% of the annual premiums currently paid by the Company for such insurance, and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent shall or shall cause the Surviving Corporation to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

                (d) The provisions of this Section 5.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives and may not be amended or altered so as to materially and adversely affect the rights of any Indemnified Party described in this Section 5.9 without the written consent of such affected Indemnified Party.





           Section 5.10 Notification of Certain Matters. Each of the Company and Parent shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other existing facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it, or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

           Section 5.11   Employee Plans and Benefit Arrangements.

                (a) From and after the Effective Time, subject to applicable Law, Parent shall cause the Surviving Corporation and its Subsidiaries to honor the obligations of the Company and its Subsidiaries under all existing Company Compensation and Benefit Plans.

                (b) Parent agrees that, for at least one year from the Effective Time, subject to applicable Law, the Surviving Corporation and its Subsidiaries shall provide benefits to the individuals who, as of the Effective Time, were employees of the Company or any of its Subsidiaries which will, in the aggregate, be on the same terms and conditions as similarly situated employees of Parent. Nothing herein shall be construed to prevent the termination of employment of any employee or any amendment or termination of any Company Compensation and Benefit Plan to the extent permitted by the terms and conditions thereof as in effect on the date hereof.

                (c)  After  the  Effective   Time,  Parent   shall  grant   (if
      applicable), and shall cause the Surviving Corporation and its Subsidiaries to grant, to all individuals who are, as of the Effective Time, employees of the Company or any of its Subsidiaries credit for all service with the Company, any of its present and former Subsidiaries, any other affiliate of the Company and their respective predecessors (collectively, the "Company Affiliated Group") prior to the Effective Time for purposes of eligibility and vesting (but not benefit accrual) to the extent that prior service with Parent or its Subsidiaries is recognized in respect of employees other than the employees of the Company Affiliated Group and to the extent such service was recognized under the corresponding plan of the Company and its Subsidiaries prior to the Effective Time. Any employee benefit plan which provides medical, dental or life insurance benefits after the Effective Time to any individual who is a current or former employee of the Company Affiliated Group as of the Effective Time or a dependent thereof shall, with respect to such individuals, waive any waiting periods and any pre-existing conditions and actively-at-work exclusions to the extent so waived under present policy of the Company Affiliated Group and shall provide that any expenses incurred on or before the Effective Time by such individuals shall be taken into account under such plans for purposes of satisfying applicable deductible or coinsurance provisions to the extent taken into account under present policy of the Company Affiliated Group.

                (d) The Company shall amend all trusts and other funding arrangements to the extent necessary to provide that no event which occurs in connection with the transactions contemplated by this Agreement shall require the Company, the Surviving Corporation, or any of their affiliates to make any payment of cash or other property to any such trust or funding arrangement.




           Section 5.12 Speer Financing. Upon the closing of the transactions contemplated under that certain Asset Purchase Agreement dated as of February 16, 1999 by and among Parent, Speer Communications Holdings Limited Partnership, a Nevada limited partnership, Speer Virtual Media Limited Partnership, a Nevada limited partnership, Speer World Wide Digital Limited Partnership, a Nevada limited partnership, Speer Productions Limited Partnership, a Nevada limited partnership, Professional Video Services Corporation, a Delaware corporation, and Enhanced Services of Nevada, Inc., a Nevada corporation, RMS Limited Partnership, a Nevada limited partnership, and Roy M. Speer, Parent shall assume the promissory notes and loan agreements in effect between Speer Communications Holdings Limited Partnership and the Company in an aggregate amount not to exceed $5,000,000 of which $3,750,000 has been loaned to the Company as of the date hereof (the "Line of Credit"). In the event such closing occurs, none of Parent, MergerSub nor any affiliate shall accelerate or demand the payment under the Line of Credit so assumed of any amounts outstanding thereunder prior to the termination of this Agreement in accordance with its terms, and Parent agrees to extend additional credit under the Line of Credit in accordance with and subject to the terms and provisions thereof.

           Section 5.13 Delivery of Final Audited Financials. Not later than the earlier of (a) ten days from the date hereof and (b) two business days prior to the filing of the Proxy Statement with the SEC, the Company shall deliver to Parent final audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 1998 (the "Final Audited Financials").

           Section 5.14 Modification of Merger Structure. The parties hereto acknowledge that Parent has had limited opportunity to examine the financial and tax condition of the Company. Accordingly, the Company agrees that Parent shall have the right, within 10 business days from the date hereof, to alter the structure of the Merger to provide that the Company be the surviving corporation in the Merger and in the event Parent elects to make such alteration the Company agrees to enter into an amendment to this Agreement to effect such election accordingly; provided, however, that the Company shall have no obligation and Parent shall have no right to cause any other change to the terms or conditions of this Agreement.

                                      ARTICLE VI

                               CONDITIONS TO THE MERGER

           Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date (or waiver by the party for whose benefit the applicable condition exists) of the following conditions:

                (a) The holders of the issued and outstanding Shares shall have duly approved this Agreement and the Merger all in accordance with applicable Law, the certificate of incorporation and bylaws of the Company, and the rules of the NASDAQ Stock Market Smallcap Market.






                (b) All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall be in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated, other than any such regulatory approvals the failure to obtain which is not reasonably likely, individually, in the aggregate or together with all other existing facts, events and circumstances, to result in any Material Adverse Effect on the Company (in the case of Parent's obligation to close) or on Parent (in the case of the Company's obligation to close).

                (c) No Law or Decree shall have been enacted, entered, promulgated, or enforced by any court or other tribunal or Governmental Entity which prohibits or makes illegal the consummation of any of the transactions contemplated hereby. In the event any such Decree shall have been issued, each party shall use its reasonable efforts to remove any such Decree.

                (d) Prior to April 1, 1999, the Company shall have received from each of Mr. Didier Primat (the beneficial owner of the Shares held by Alta Investissements SA) and Vulcan Ventures Incorporated ("Vulcan") or their respective successors extensions for payment of those certain loans each of which is up to $2,000,000 (the "Preferred Shareholder Loans") in aggregate principal amount from Mr. Primat and Vulcan to the Company from April 1, 1999 to August 1, 1999.

           Section 6.2    Conditions  to Obligations  of the Company  to Effect
      the  Merger.   The  obligation of  the Company  to  effect the  Merger is further subject to the conditions that:

                (a) The representations and warranties of Parent and MergerSub contained herein (which for purposes of this clause (a) shall be read as though none of them contained any Material Adverse Effect or materiality qualification) shall be true and correct in all respects as of the Closing Date with the same effect as though made as of the Closing Date (provided that any representations and warranties made as of a specified date shall be required only to continue on the Closing Date to be true and correct as of such specified date) except (i) for changes specifically permitted by the terms of this Agreement and (ii) where the failure of the representations and warranties to be true and correct in all respects would not in the aggregate have a Material Adverse Effect on either Parent or MergerSub.

                (b) Each of Parent and MergerSub shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

                (c) Each of Parent and MergerSub shall have delivered to the Company a certificate, dated the Closing Date and signed by its President or a Vice President, certifying the satisfaction of the conditions set forth in the foregoing clauses (a) and (b).

                (d) Parent shall have undertaken to cause the Surviving Corporation to pay off the Preferred Shareholder Loans no later than one business day subsequent to the Closing Date.





           Section 6.3 Conditions to Obligations of Parent to Effect the Merger. The obligation of Parent to effect the Merger is further subject to the conditions that:

                (a) The representations and warranties of the Company contained herein (which for purposes of this clause (a) shall be read as though none of them contained any Material Adverse Effect or materiality qualification) shall be true and correct in all respects as of the Closing Date with the same effect as though made as of the Closing Date (provided that any representations and warranties made as of a specified date shall be required only to continue on the Closing Date to be true and correct as of such specified date) except (i) for changes specifically permitted by the terms of this Agreement and (ii) where the failure of the representations and warranties to be true and correct in all respects would not in the aggregate have a Material Adverse Effect on the Company.

                (b) The Company shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

                (c) The Company shall have delivered to Parent a certificate, dated the Closing Date and signed by its President or a Vice President, certifying the satisfaction of the conditions set forth in the foregoing clauses (a) and (b).

                                     ARTICLE VII

                      TERMINATION, WAIVER, AMENDMENT AND CLOSING

           Section 7.1 Termination or Abandonment. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the shareholders of the Company):

                (a)  by mutual written consent of Parent and the Company;

                (b) by either Parent or the Company if the Merger shall not have been consummated before July 15, 1999; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to perform any covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

                (c) by Parent if (i) the Board of Directors of the Company shall or shall resolve to (A) withdraw the Company Board Recommendation,
      (B) modify such recommendation in a manner adverse to Parent or MergerSub or refuse to affirm the Company Board Recommendation as promptly as practicable (but in any case within 10 business days) after receipt of any written request from Parent which request was made on a reasonable basis, or (C) approve or recommend any proposed Company Business Combination (as defined in Section 7.3(d)), or (ii) the Company has failed to call the Company Meeting or to mail the Proxy Statement to its shareholders on or before June 7, 1999, or has failed to include in such statement mailed by the Company the Company Board Recommendation;




                (d) by Parent or the Company if at the Company Meeting (including any adjournment or postponement thereof) the requisite vote of the shareholders of the Company to approve this Agreement and the Merger shall not have been obtained;

                (e) by either the Company or Parent, if there shall be any Law or Decree that prohibits or makes illegal consummation of the Merger or if any Decree enjoining Parent or the Company from consummating the Merger is entered and such Decree shall become final and nonappealable;

                (f) by Parent or the Company if there shall have been a material breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 6.2 (in the case of a breach by the Company) or Section 6.3 (in the case of a breach by Parent), and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the party alleged to be in breach;

                (g) by Parent if (i) the Company has filed a petition in bankruptcy, is insolvent or has sought relief under any law related to the Company's financial condition or its ability to meet its payment obligations or (ii) any involuntary petition in bankruptcy has been filed against Company, or any relief under any such law has been sought by any creditor(s) of Company, unless such involuntary petition is dismissed, or such relief is denied, within 30 days after it has been filed or sought; or

                (h) by Parent if (i) either (x) the aggregate liabilities of the Company and its Subsidiaries taken as a whole or (y) the consolidated net working capital of the Company and its Subsidiaries, each as set forth on the Final Audited Financials, is subject to an adverse change in excess of 3% of such aggregate liabilities or consolidated net working capital, respectively, as set forth in the Draft Audited Financials or
      (ii) the Company fails to deliver the Final Audited Financials in accordance with the time parameters set forth in Section 5.13.

           Section 7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement, except for the provisions of this Section 7.2 and Sections 7.3, 8.2 and
      8.4 shall become void and have no effect, without any liability on the part of any party or any of its affiliates. Notwithstanding the foregoing, nothing in this Section 7.2 shall relieve any party to this Agreement of liability for any willful breach of any provision of this Agreement.

      Section 7.3    Termination Payments.

                (a) Upon the happening of a Company Triggering Event (as defined below), the Company shall pay to Parent (or to any Subsidiary of Parent designated in writing by Parent to the Company) the amount of $750,000 (the "Company Termination Fee") (plus any Expense Fee that may be payable in the same circumstances), by wire transfer of immediately available funds





                     (i) on the second business day after such termination in the case of clause (a) of the definition of Company Triggering Event,

                     (ii) on or prior to the date of such termination, in the case of clause (c) of the definition of Company Triggering Event, or

                     (iii) on the earlier of the date an agreement is entered into with respect to a Company Business Combination (as defined in Section 7.3(d)) or a Company Business Combination is consummated, in the case of clauses (b) or (d) of the definition of Company Triggering Event. In no event shall more than one Company Termination Fee be payable under this Agreement.

                "Company Triggering Event" means any one of the following:

                          a)   a   termination  of  this  Agreement  by  Parent
                               pursuant to Section 7.1(c);

                          b) a termination of this Agreement by Parent or the Company pursuant to Section 7.1(d), if (1) any Company Business Combination is publicly proposed or announced on or after the date hereof and prior to the Company Meeting and (2) any Company Business Combination is entered into, agreed to or consummated by the Company or any of its subsidiaries with the other party or parties to such publicly proposed or announced Company Business Combination within 12 months of such termination of this Agreement;

                          c) a termination of this Agreement by Parent pursuant to Section 7.1(f) (but only if the breach of warranty, representation, covenant or agreement that gives rise to such termination arises out of bad faith or willful misconduct of the Company), if any Company Business Combination is entered into, agreed to or consummated by the Company within 6 months of such termination of this Agreement with a party with which the Company had contact prior to such termination.

                (b) Notwithstanding Section 8.2, if this Agreement is terminated by Parent or the Company pursuant to Sections 7.1(d) or 7.1(h), then the Company shall pay to Parent, on the second business day after such termination, by wire transfer of immediately available funds, a cash amount necessary to compensate the Parent for all reasonable fees and expenses incurred at any time prior to such termination by it or on its behalf in connection with the Merger, the preparation of this Agreement and the transactions contemplated by this Agreement; provided that Parent shall provide reasonable records relating to such fees and expenses upon request, and further providing that such fees and expenses shall not exceed $250,000 in the aggregate.







                (c) The parties acknowledge that the agreements contained in paragraphs (a) through (c) of this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to pay promptly any fee payable by it pursuant to this
      Section 7.3, then the Company shall pay to the Parent its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime or base rate of Norwest Bank, N.A. from the date such payment was due under this Agreement until the date of payment.

                (d)  "Company Business Combination" shall mean:

                     (i) any merger, consolidation or other business combination as a result of which the shareholders of the Company would hold less than 50% of the voting securities outstanding following that transaction;

                     (ii) the acquisition of 50% or more of the outstanding capital stock of the Company; or

                     (iii) the acquisition of 50% or more of the assets of the Company and its Subsidiaries taken as a whole (including capital stock of any Subsidiary); provided that solely for purposes of clause
      (b)(1) of the definition of Company Triggering Event, the percentage in clause (i) of this definition shall be deemed to be 75% and the percentage in clauses (ii) and (iii) of this definition shall be deemed to be 25%.

                                     ARTICLE VIII

                                    MISCELLANEOUS

           Section 8.1 No Survival of Representations and Warranties. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger, except for the agreements set forth in Article II, the provisions of Section 5.9, Section 5.11 and this Section 8.1.

           Section 8.2    Expenses.  Subject to  the provisions of Section 7.3,
      (a) whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that the expenses incurred in connection with (i) the preparation, filing, printing and mailing the Proxy Statement (including registration and filing fees relating thereto) shall be paid by the Company and (ii) the fee related to the filing of a premerger notification notice to be submitted in accordance with the requirements of the HSR Act shall be paid 50% by Parent and 50% by the Company and (b) if the Merger is consummated, all transfer taxes shall be paid by the Company.









           Section 8.3 Counterparts; Effectiveness. This Agreement may be executed in two or more consecutive counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

           Section 8.4    Governing Law.   This Agreement shall  be governed by
      and construed in accordance with the Laws of the State of Delaware, without regard to the principles of conflicts of Laws thereof.

           Section 8.5 Notices. All notices and other communications hereunder shall be in writing (including telecopy or similar writing) and shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 8.5 and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section 8.5 (or at such other address as may be provided in accordance with this section):

                To the Company:
                Precision Systems, Inc.
                11800 30th Court North
                St. Petersburg, Florida  33716
                Attn:  Kenneth M. Clinebell
                Telephone: (727) 572-9300
                Facsimile: (727) 573-9193

                copy to:
                Foley & Lardner
                100 North Tampa Street
                Suite 2700
                Tampa, Florida  33602
                Attn:  David L. Robbins
                Telephone: (813) 225-4134
                Facsimile: (813) 221-4210

                and

                Troutman Sanders LLP
                600 Peachtree Street N.E.
                Suite 5200
                Atlanta, Georgia  30308
                Attn:  James L. Smith III, Esq.
                Telephone: (404) 885-3111
                Facsimile: (404) 962-6687

                To Parent or MergerSub:

                Anschutz Digital Media, Inc.
                555 Seventeenth Street, Suite 2400
                Denver, Colorado 80202
                Attention:  Craig Slater
                Telephone: (303) 298-1000
                Facsimile: (303) 298-8881





                copy to:

                Hogan & Hartson L.L.P.
                One Tabor Center, Suite 1500
                1200 Seventeenth Street
                Denver, Colorado  80202
                Attention:  Steven A. Cohen
                Telephone: (303) 899-7300
                Facsimile: (303) 899-7333

           Section 8.6 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties;
      provided however, that MergerSub may assign all of its rights and obligations under this Agreement and the transactions contemplated hereby to any other Subsidiary of Parent. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

           Section 8.7 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

           Section 8.8 Enforcement of Agreement. The parties hereto agree that money damages or other remedy at Law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by Law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required.

           Section 8.9    Miscellaneous.  This Agreement:

                (a) along with the Confidentiality Agreement, Exhibits and Disclosure Schedules hereto, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof; and

                (b) except for the provisions of Section 5.9, is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.

           Section 8.10   Headings.   Headings of the Articles  and Sections of
      this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.







           Section 8.11 Certain Definitions. References in this Agreement to "Subsidiaries" of the Company or Parent shall mean any corporation or other form of legal entity of which more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by the Company or Parent, as the case may be. References in this Agreement (except as specifically otherwise defined) to "affiliates" shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership of other ownership interests, by contract or otherwise. References in the Agreement to "person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including, without limitation, a governmental body or authority.

           Section 8.12   Knowledge.   Reference  to  the  "knowledge"  of  any
      person that is not an individual shall be to the knowledge of the executive officers of such person and, with respect to representations and warranties made or deemed to be made as of the Closing Date, unless expressly limited to a specified date of this Agreement, shall include knowledge obtained at any time after the date hereof and prior to the Closing Date.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                               ANSCHUTZ DIGITAL MEDIA, INC.

                          By:  /s/Craig D. Slater
                               ------------------------------
                               Name: Craig D. Slater
                               Title: Vice President


                               PS ACQUISITIONS, INC.

                          By:  /s/Craig D. Slater
                               ------------------------------
                               Name: Craig D. Slater
                               Title: Vice President


                               PRECISION SYSTEMS, INC.

                          By:  /s/Kenneth M. Clinebell
                               ------------------------------
                               Name: Kenneth M. Clinebell
                               Title: Chief Financial Officer






